SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2003

MOUNTAINBANK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-32547	56-2237240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 Wren Drive Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 693-7376

Item 5. Other Events and Regulation FD Disclosure.

Registrant was notified by Cardinal Bankshares Corporation (“Cardinal”) on March 4, 2003, that Cardinal was terminating the Agreement and Plan of Reorganization and Merger between Registrant and Cardinal as a result of the failure of Cardinal’s shareholders to approve the proposed merger transaction at Cardinal’s special meeting of shareholders held on February 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOUNTAINBANK FINANCIAL CORPORATION (Registrant)

Date:	March 6, 2003	By:	/S/ Gregory L. Gibson
Gregory L. Gibson Chief Financial Officer

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